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                                                            EXHIBIT (a)(1)(iii)
                               EFTC CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                           of Shares of Common Stock

                          Offer to Purchase for Cash
       Up to 5,625,000 But Not Less Than 500,000 Shares of Common Stock
                       (Including the Associated Rights)
                    at a Purchase Price of $4.00 per Share.


 THIS FORM, OR ONE SUBSTANTIALLY IN THE FORM HEREOF, MUST BE USED TO ACCEPT THE OFFER TO PURCHASE (AS DEFINED BELOW) IF CERTIFICATES EVIDENCING SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE AND THE ASSOCIATED RIGHTS ISSUED PURSUANT TO THE RIGHTS AGREEMENT BETWEEN EFTC CORPORATION AND AMERICAN SECURITIES TRANSFER & TRUST, INC. DATED AS OF FEBRUARY 25, 1999, AS AMENDED ON MARCH 30, 2000 AND JULY 14, 2000 (THE "RIGHTS AGREEMENT") (THE COMMON STOCK AND RIGHTS AGREEMENT TOGETHER THE "SHARES"), OF EFTC CORPORATION ARE NOT IMMEDIATELY AVAILABLE, OR IF THE PROCEDURE FOR BOOK ENTRY TRANSFER CANNOT BE COMPLETED ON A TIMELY BASIS OR TIME WILL NOT PERMIT ALL REQUIRED DOCUMENTS TO REACH THE DEPOSITARY ON OR PRIOR TO THE APPROVAL DATE. THIS FORM MAY BE DELIVERED BY FACSIMILE TRANSMISSION, IF APPLICABLE, MAIL OR HAND DELIVERY TO THE DEPOSITARY. SEE SECTION 3 OF THE OFFER TO PURCHASE.

       The Depositary for the Offer is Computershare Trust Company, Inc.

 By Hand/Overnight Courier  Facsimile Transmission: By Registered or Certified
                                                               Mail



 12039 West Alameda Parkway     (303) 986-2444
         Suite Z-2                                        P.O. Box 1596
                                                      Denver, CO 80201-1596

     Lakewood, CO 80228
                             Confirm by Telephone:


                                (303) 984-4042

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN TO THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SET FORTH HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Thayer-BLUM Funding, L.L.C., a Delaware limited liability company (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 19, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


                             PLEASE TYPE OR PRINT

 Certificate No(s).
 (if available) _____________________    Name(s) ____________________________


 ____________________________________    ____________________________________


 Number of Shares ___________________    ____________________________________


 If Shares will be tendered by book-     Address(es) ________________________
 entry transfer, check one box:


                                         ____________________________________
 [_]The Depository Trust Company


                                         ____________________________________
 [_]Philadelphia Depository Trust
 Company

                                         Area Code and Tel. No. _____________


 Account Number _____________________    Sign Here __________________________

                                         Dated ________________________, 2000


               THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates evidencing the Shares tendered hereby, in proper form for transfer, or Book Entry Confirmation (as defined in the Offer to Purchase), with respect to such Shares, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any other required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three Nasdaq trading days after the date of execution of the Notice of Guaranteed Delivery.

                                   SIGN HERE

 Name of Firm _______________________________________________________________

 Authorized Signature _______________________________________________________

 Name _______________________________________________________________________
                                (Please print)

 Title ______________________________________________________________________

 Address ____________________________________________________________________

 ____________________________________________________________________________

 ____________________________________________________________________________
                                                                    Zip Code

 Area Code and Telephone No. ________________________________________________

 Date: ______________________________________________________________________


          DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF DELIVERY.
 SHARE CERTIFICATES MUST BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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